Exhibit 10.9

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (the “Agreement”), dated as of September 15, 2005, is entered into by and among Equitex, Inc., a Delaware corporation (the “Pledgor”), Pandora Select Partners, L.P., a British Virgin Islands limited partnership (“Pandora") and Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership (“WHHY”). Pandora and WHHY are referred to herein individually as a “Lender” and together as the “Lenders”.

W I T N E S S E T H

WHEREAS, the Lenders and Pledgor have entered into a Purchase Agreement dated as of this date (the "Purchase Agreement"), pursuant to which, among other things, each Lender is purchasing a secured convertible promissory note (together, the “Notes”) and a warrant to purchase shares of Pledgor's common stock in consideration of a collective $1,500,000 loan (the “Loan”);

WHEREAS, the Pledgor has agreed, pursuant to an Amended Security Agreement of this date (the “Amended Security Agreement”), to pledge all of its assets to the Lenders.

WHEREAS, the execution of this Agreement is a condition precedent to the obligation of each Lender to perform its obligation under the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and in further consideration of the Loan to the Pledgor, the parties hereby agree as follows:

Section 1 - Pledge. The Pledgor hereby pledges and assigns to each Lender, and grants to each Lender a continuing security interest in, the following (the “Pledged Collateral”):

(i) The stock described in Schedule 1 attached hereto (the “Pledged Shares”) and the certificates representing the Pledged Shares, and all dividends (whether stock dividends or cash dividends), and cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(ii) All additional shares of stock of the issuer of the Pledged Shares from time to time acquired by the Pledgor by stock split or by the exercise of any conversion or option rights, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(iii) Any and all proceeds of any of the foregoing upon the sale or other disposal of the foregoing for any reason.

The certificates for the Pledged Shares accompanied by instruments of assignment duly executed in blank by the Pledgor have been delivered to the Collection Agent (as defined in the Amended Security Agreement).

Section 2 - Security for Obligations. This Agreement secures the payment and performance of all Obligations (as defined in the Amended Security Agreement) of the Pledgor.

Section 3 - Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its respective rights and remedies hereunder with respect to any Pledged Collateral.

Section 4 - Voting Rights; Dividends; Etc. So long as no Event of Default (as defined in the Amended Security Agreement and the Notes) exists and is continuing:

(i) The Pledgor shall be entitled to exercise any and all voting and other consequential rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Documents; provided, however, that, prior to exercising any material right as a shareholder, the Pledgor shall first give the Lender at least five days’ written notice of the manner in which the Pledgor intends to exercise, or the reasons for refraining from exercising, any right as a shareholder and shall not exercise any such right if the exercise of such right could constitute an Event of Default.

(ii) The Pledgor shall be entitled to receive and retain any and all cash dividends paid in respect of the Pledged Collateral that may be permitted under and in accordance with the Loan Documents (as defined in the Amended Security Agreement).

Section 5 - Transfers and Other Liens; Additional Shares. The Pledgor agrees that it will not sell, transfer or otherwise dispose of, or grant any option to buy or sell with respect to, any of the Pledged Collateral, or create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

Section 6 - Lender Appointed Attorney-in-Fact. The Pledgor hereby appoints each Lender attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to take any action and to execute any instrument which such Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, upon and during the continuation of any Event of Default (as defined in the Amended Security Agreement and the Notes), to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Pledgor covenants and agrees to execute any further power-of-attorney that may, as determined in such Lender’s reasonable discretion, be necessary or advisable to appoint each Lender as the Pledgor’s attorney-in-fact as set forth in this Section 6.

Section 7 - Remedies upon Default. If any Event of Default (as defined in the Amended Security Agreement and the Notes) shall have occurred and be continuing:

(a) Upon written notice from the Lender, the right of Pledgor to receive dividends and to vote the shares shall cease, and all such rights shall become vested in such Lender. In addition to other rights and remedies provided for herein or otherwise available to it, each Lender may exercise all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Delaware at that time, and each Lender may also, without notice except as specified below, sell the Pledged Collateral or any part thereof, in accordance with and subject to applicable law, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.

(b) Any cash held by the Lender as Pledged Collateral and all cash proceeds received by such Lender from any sale of or collection from all or any part of the Pledged Collateral, may be held by such Lender as collateral for, and/or be applied in whole or in part by such Lender against, all or any part of the Obligations of the Pledgor under the Loan Documents (in the manner as provided in the Loan Documents). Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid to the Pledgor.

Section 8 - Enforcement Rights. If the Lender shall determine to exercise its right hereunder to sell all or any of the Pledged Collateral, the Pledgor agrees that, upon request of the Lender, the Pledgor will do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

Section 9 - Security Interest Absolute. All rights of the Lenders and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Obligations or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any amendment or waiver or any consent to any departure from the Notes or any of the other Loan Documents;

(iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of, or consent to departure from, any guaranty, for all or any of the Obligations of the Pledgor under the Loan Documents; or

(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor, any other party to the Loan Documents, or a third party obligor except for such waivers as are required by applicable law and cannot be waived under applicable law.

Section 10 - Amendment. No amendment or waiver of any provisions of this Agreement shall be effective unless the same shall be in writing and signed by each Lender and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 11 - Continuing Security Interest; Transfer of Note(s). This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations (other than contingent indemnity obligations), (ii) be binding upon the Pledgor, its successors, legal representatives, estate, heirs, devisees, legatees and assigns, and (iii) inure to the benefit of each Lender and its successors, permitted transferees and permitted assigns. Upon the payment and performance in full of the Obligations of the Pledgor under the Loan Documents, the Lenders shall deliver such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to the Pledgor.

Section 12 - Governing Law; Terms. This Agreement shall be governed by the laws of the State of Minnesota, without regard to the choice of law provisions thereof. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given in the Loan Documents.

Section 13 - Expenses. The Pledgor will upon demand pay to each Lender the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which such Lender may incur in connection with (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Lender hereunder or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof.

Section 14 - Representations and Warranties. The Pledgor represents and warrants, which representations and warranties shall survive the execution and delivery of this Agreement, that:

(a) The Pledgor is the direct and beneficial owner of the Pledged Shares, and the Pledged Collateral is owned by the Pledgor free and clear of any lien, security interest, charge or encumbrance.

(b) The execution, delivery and performance by Pledgor of this Agreement has been duly authorized, does not require the consent of any governmental body or other regulatory authority, and will not violate, conflict with or result in a breach of any provision of any agreement, indenture or other instrument to which the Pledgor is a party or is bound by.

(c) None of the Pledged Shares has been issued or transferred in violation of any applicable federal and state securities laws.

(d) There are no options, warrants, calls, conversion rights or other similar commitments relating to the Pledged Shares.

Section 15 - Notices. All notices and other communications under this Agreement shall be in writing and deemed to have been given: (a) when made if personally delivered by hand (with written confirmation of receipt); (b) on the date received if sent via national overnight courier; or (c) when receipt is acknowledged by the receiving party if sent via facsimile or electronic mail, addressed to the address of such party as follows:

If to the Pledgor:

Equitex, Inc.
Englewood, Colorado 80111
Attention: Henry Fong, President
7315 East Peakview Avenue
Facsimile: (561) 624-0866
Email: hfong@equitex.net

If to the Lenders, in care of:

Whitebox Advisors, LLC
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416
Attention: Jonathan Wood, Chief Financial Officer
Facsimile: (612) 253-6151
Email: jwood@whiteboxadvisors.com

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Stock Pledge Agreement as of the date first above written.

PLEDGOR:

Equitex, Inc.

By:	/s/ Henry Fong
Henry Fong, President

THE LENDERS:

Pandora Select Partners, L.P.

By:	/s/ Jonathan Wood

Its:	Managing Director

Whitebox Hedged High Yield Partners, L.P.

By:	/s/ Jonathan Wood

Its:	Managing Director